UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, the Board of Directors of Double Eagle Petroleum Co. (the “Board”) appointed Taylor Simonton and John Schaeffer as independent directors for a term to expire at the Company’s Annual Meeting of Stockholders in 2014, subject to reelection by the Company’s shareholders at such time. Neither Mr. Simonton nor Mr. Schaeffer was selected pursuant to any arrangement or understanding with any person. Mr. Simonton will serve as the Chairman of the Audit committee and also as a member of the Nominating and Governance committee of the Board. Mr. Schaeffer will serve on the Audit committee and Nominating and Governance committee of the Board. Both directors will be compensated for their service on the Board pursuant to the existing compensation arrangements for non-employee directors described in detail in the Company’s proxy statement dated April 4, 2013 for the Company’s Annual meeting of Stockholders.

Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP (“PwC”), including 23 years as an audit partner in the firm’s Accounting and Business Advisory Services practice before retiring in 2001. During his career at PwC, he served as the engagement partner on the audits of several energy companies, including Total Petroleum (North America) Ltd., Hanover Petroleum Corporation, Amoco Colombia S.A. and Calvin Exploration, Inc. Mr. Simonton currently serves as the audit committee chair of Zynex, Inc., and also serves as lead director and audit committee chair of Keating Capital, Inc. From 2005 to May 2013, Mr. Simonton served as a director of Red Robin Gourmet Burgers, Inc., where he was audit committee chairman from 2005 to 2009. He also previously served on the board of directors of Fischer Imaging Corporation from 2003 to 2007. Mr. Simonton is a director, past chairman and past president of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) and is a NACD Board Leadership Fellow, a credential held by less than 250 directors in the United States. Mr. Simonton received his B.S. in Accounting from the University of Tennessee and holds an active Certified Public Accountant certificate.

Mr. Schaeffer served as Managing Director and head of the Oil and Gas Group at GE Energy Financial Services, a unit of General Electric Company. He developed the unit’s investment strategies upon joining GE Energy Financial Services in 1993, and managed the unit’s activities. Prior to joining GE Energy Financial Services, Mr. Schaeffer spent 12 years with Chemical Bank, New York where he was involved in oil and gas finance both domestically and internationally. Mr. Schaeffer also spent his early career with Conoco Inc. He holds a B.S. in Petroleum and Natural Gas Engineering from the Pennsylvania State University. He has been Chairman of the New York Section of the Society of Petroleum Engineers of AIME and has served on that group’s National Economics and Evaluations Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: November 5, 2013	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary